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EXHIBIT (23)
CONSENT OF INDEPENDENT AUDITORS                              Sprint Corporation

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-4, No. 333-75578; Form S-8, No. 33-38761; Form
S-8, No. 33-31802; Form S-8, No. 2-97322; Form S-8, No. 33-59324; Form S-8, No.
33-59326; Form S-8, No. 33-53695; Form S-8, No. 33-59349; Form S-8, No.
33-65149; Form S-8, No. 33-25449; Form S-8, No. 333-42077; Form S-8, No.
333-46487; Form S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No.
333-68739; Form S-8, No. 333-56938; Form S-8, No. 333-59124; Form S-8, No.
333-76755; Form S-8, No. 333-76783; Form S-8, No. 333-92809; Form S-8 No.
333-41662; Form S-8 No. 333-54108; Form S-8, No. 333-61462; Form S-8, No.
333-61526 and Form S-8, No. 333-75664) of Sprint Corporation and in the related Prospectuses of our report dated February 4, 2002 with respect to the consolidated financial statements and schedule of Sprint Corporation, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2001.

                                          /s/  Ernst & Young LLP
                                          _____________________________________
                                          Ernst & Young LLP

Kansas City, Missouri
February 28, 2002